Exhibit 99



BRIDGE CAPITAL HOLDINGS APPOINTS

ROBERT P. GIONFRIDDO TO BOARD



     SAN JOSE, CALIFORNIA - October 18, 2004 -- Bridge Capital Holdings (NASDAQ:
BBNK), whose sole subsidiary is Bridge Bank, National Association, Silicon Valley's newest business bank, announced today that Silicon Valley banking veteran Robert P. Gionfriddo was appointed to the company's Board of Directors. He was also appointed to the subsidiary Bank's Board of Directors. Mr. Gionfriddo will continue to serve as a Bridge Bank Executive Vice President and President of the Bank's Specialty Markets Group.
     "As a founding executive officer of Bridge Bank, Bob has contributed significantly to the early business success of the Bank," said Allan C. Kramer, M.D., Chairman of Bridge Capital Holdings and the Bank. "Now as a board member, we can continue to tap Bob's vast experience and talents in planning and implementing the Bank's strategic goals."
     "This is an extremely gratifying personal achievement to be recognized by the Bank's director group," said Mr. Gionfriddo. "I look forward to continued business development success as well as participating in the planning of new strategic initiatives that the company may undertake in the years to come."
     Mr. Gionfriddo has enjoyed a long and successful career in Silicon Valley banking circles. Before joining Bridge Bank in March 2001, he co-founded and served as Vice Chairman of the Board and Executive Vice President of Heritage Commerce Corp and its banking subsidiary, Heritage Bank of Commerce, a $1 billion San Jose based bank.
     In the early 1990s, Mr. Gionfriddo served as Executive Vice President and Manager of the Commercial Division of Silicon Valley Bank in Santa Clara. For most of the 1980s, Mr. Gionfriddo was Executive Vice President and Director of Corporate Marketing at Plaza Bank of Commerce in San Jose. Prior to Plaza Bank, Mr. Gionfriddo was Vice President and Senior Development Manager for the Santa Clara Valley Regional Head Office of Union Bank from 1976 to 1981.
     The Specialty Markets Division of Bridge Bank is a business unit that focuses on developing customized products and services to meet the unique financial needs of middle-market companies that have specialized cash management and operations requirements. Mr. Gionfriddo will continue to head up this fast growing banking group for Bridge Bank.
     Active in the community, Mr. Gionfriddo is a member of the Rotary Club of San Jose and Civic Club of San Jose. He has served on many nonprofit boards and committees, including the Children's Discovery Museum and the American Cancer Society of Santa Clara Valley. He is also frequently involved in fund-raising for many area charitable organizations.
     Mr. Gionfriddo earned an undergraduate degree from Fairfield University in Fairfield, Connecticut. He is a resident of Los Gatos.
     Bridge Bank has been recognized as one of the fastest growing banks in California as well as the United States. Since obtaining charter approval in late 2000, the bank has raised over $33 million of capital, one of the largest capitalizations within the first year of operation for any bank in California.

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At June 30, 2004,  approximately three years from its opening, the bank reported total assets of $340 million and earnings of $624,000 for the quarter.

     Bridge Bank specializes in providing superior service and customized banking solutions to small and middle-market businesses. The bank's product offerings include 24/7 internet-based business cash management, on-line account statement and item imaging, commercial lines of credit, construction loans, Small Business Administration 7(a) and 504 loans as an SBA Preferred Lender Participant-accredited direct lender, and factoring and asset-based loans through its Bridge Capital Finance Group.

     In 2004, Bridge Bank opened a full service regional banking office in downtown San Jose, regional Small Business Administration loan production offices in San Diego and Fresno to serve the Southern and Central California small business markets, and recently formed a holding company, Bridge Capital Holdings. The Bank also received the prestigious 5 Star rating from BauerFinacial Incorporated, that independent rating firm's highest quality rating for financial institutions.

ABOUT BRIDGE CAPITAL HOLDINGS
BRIDGE CAPITAL HOLDINGS IS THE HOLDING COMPANY FOR BRIDGE BANK, NATIONAL ASSOCIATION. BRIDGE CAPITAL HOLDINGS WAS FORMED ON OCTOBER 1, 2004 AND IS LISTED ON THE NASDAQ STOCK MARKET UNDER THE TRADING SYMBOL BBNK. VISIT BRIDGE CAPITAL HOLDINGS ON THE WEB AT WWW.BRIDGECAPITALHOLDINGS.COM.


ABOUT BRIDGE BANK, N.A.
BRIDGE BANK, N.A. IS SANTA CLARA COUNTY'S NEWEST FULL-SERVICE BUSINESS BANK. THE BANK IS DEDICATED TO MEETING THE FINANCIAL NEEDS OF SMALL AND MIDDLE MARKET, AND EMERGING TECHNOLOGY BUSINESSES IN THE SILICON VALLEY, PALO ALTO, SACRAMENTO, SAN DIEGO, AND FRESNO BUSINESS COMMUNITIES. BRIDGE BANK PROVIDES ITS CLIENTS WITH A COMPREHENSIVE PACKAGE OF BUSINESS BANKING SOLUTIONS DELIVERED THROUGH
EXPERIENCED, PROFESSIONAL BANKERS. VISIT BRIDGE BANK ON THE WEB AT WWW.BRIDGEBANK.COM.

..
FORWARD LOOKING STATEMENTS

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND ARE SUBJECT TO THE SAFE HARBORS CREATED BY THAT ACT. FORWARD-LOOKING STATEMENTS DESCRIBE FUTURE PLANS, STRATEGIES, AND EXPECTATIONS, AND ARE BASED ON CURRENTLY AVAILABLE INFORMATION, EXPECTATIONS, ASSUMPTIONS, PROJECTIONS, AND MANAGEMENT'S JUDGMENT ABOUT THE BANK, THE BANKING INDUSTRY AND GENERAL ECONOMIC CONDITIONS. THESE FORWARD LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED, SUGGESTED OR IMPLIED BY THE FORWARD LOOKING STATEMENTS.

THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: (1) COMPETITIVE PRESSURES IN THE BANKING INDUSTRY; (2) CHANGES IN INTEREST RATE ENVIRONMENT; (3) GENERAL ECONOMIC CONDITIONS, NATIONALLY, REGIONALLY, AND IN OPERATING MARKETS;
(4) CHANGES IN THE REGULATORY ENVIRONMENT; (5) CHANGES IN BUSINESS CONDITIONS AND INFLATION; (6) CHANGES IN SECURITIES MARKETS; AND (7) FUTURE CREDIT LOSS EXPERIENCE.



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